Exhibit 3.1.5
A359255 F ! L 6 D CERTI FICATE ‘” of RESTATED ARTICLES OF INCORPORATION f% fft Jj W , Sc .f tff d $’ ! OCT191988 OF FPC INC. MARCH fCfffi tU, We, Joerg Agin the Chairman and J. K. Robinson the Assistant Secretary of PPC Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify: That they are the Chairman and the Assistant Secretary, respectively of FPC Inc., a California corporation, formerly Metro Film Products. That the Articles of incorporation of Metro Film Products were filed by the Secretary of state on the 28th day of April, 1980, That & restatement of the Articles of Incorporation of this corporation has been approved by th ? board of directors. That the restatement of the Articles of incorporation shall be as said articles are amended through the date of the filing of this certificate. That these Restated Articles of Incorporation do not Iter or amend in any respect the Articles of Incorporation of this corporation and that pursuant to Section 910 of the California Corporations Code these restated articles may be approved by the board of directors alone and do not require the approval of the outstanding shares.

That the following sets forth the text of the articles of incorporation of this corporation as amended to the date of this certificate in full: ONE: The name Of this corporation shall be FPC Inc. TWOt The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. THREE; The corporation is authorized to issue only one class of shares of stock and the total number of shares which this corporation is authorized to issue is 7,500. Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Rochester, New Yorfc, on October 12 , 1988. yy JrfaxS/Agxn,4’Chairman yy / r s \ ‘ J, K. Rqjsinson, Assistant Secretary -2-

ARTICLES OF INCORPORATION PR 2 8 I960 OF METRO FILM PRODUCTS uv;CH rats w. ONE: The name of this corporation shall be: METRO FILM PRODUCTS two; The purpose of this corporation is to engage in any lawful act or activity £or which a corporation may be organized under the General Corporation Law of California other than the banking business, the fcrust company business or the practice of a profession permitted to be .incorporated by the California Corporations Code. TJtREE; The name and address in the State of California of this corporation’s initial agent for service of process is: Irving Fuller, 3602 Crenshaw Boulevard, Los Angeles, California 90016. The corporation is authorised to issue only of shares of stock and the total number of shares which this corporation is authorized to issue is 7,500. FIVE i Before there can be a valid sale or transfer of any of the shaves of this corporation by the holders thereof, the holrter of the shares to be sold or transferred shall first give notice in writing to the secretary of the corporation of his intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred, the pr ce per share and the terms upon which such holder intends to make such sale or transfer. The secretary shall, within five (5) days thereafter, mail or deliver 9 copy of said notice to each of the other shareholders of record of this corporation. Such notice may be delivered to such shareholders personally or may be nailed to the last known addresses of such shareholders, as the same may appear on the Docks of this corporation. Within twenty (20) days after th mailing or delivery of said notice to such shareholders/ any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice, shall deliver by mail or otherwise to the secretary of this corporation, a written offer or offers to purchase a specified nuraber or numbers of such shares at the price and upon the terms stated in such notice. If the total number of shares specified in such offers exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary, as the number of shares of this corporation which he holds bears to the total number of shares held by -2-

such shareholders offering to purchase the shares referred to in said notice to the secretary. If all of the shares referred to in said notice are not disposed of under such apportionment, the secretary shall immediately notify the offering shareholders that there are undisposed of shares and such shareholders shall have five (5) days in which to agree among themselves as to the purchase of such undisposed of shares and notify the secretary o£ such agreement. If all of the shares referred to in the original notice are disposed of pursuant to the provisions of this Article FIVE, the secretary shall, within thirty (30) days after receipt of the original notice, notify the holder of the shares to be sold or transferred of the election of the other shareholders to purchase all, but not less than all, of the shares to be sold or transferred. In the event the procedures specified in this Article fail to result in offers to purchase all of the shares to b sold or transferred! then the shareholder desiring to sell or transfer such shares may dispose of all of such shares of stock referred to in said notice to any person or persons he may desire within ninety (90) days after receipt of the original notice by the corporation? provided, however, that he shall not sell or transfer such -3-

shares at a lower price or on terms wore favorable to the purchasers or transferees than those specified in said notice. Any sale or transfer, or purported sale or transfer, of the shares of the corporation shall be null, and void unless the terms, conditions and provisions of this Article FIVE are strictly observed and followed. SIX: Each shareholder or subscriber to the stock of this corporation shall be entitled to full preemptive or preferential rights, as such rights have heretofore been defined at common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation. DATEDs April 25, 1980. Ti. YvonnejXLa’ Rose Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution Is my act and deed. H. Yvonne X& ftose V -5-

CERTIFICATE OF AMENDMENT AUg 2 9 1988 OF —” ‘ - — ARTICLES OF INCORPORATION OF METRO FILM PRODUCTS We, Jcerg Agin the Chairman of the Board and J K Robinson the Assistant Secretary of Metro Film Products, a corporation duly organized and existing under the laws of the State of California, do hereby certify; 1. That they are the Chairman of the Board and the Assistant Secretary, respectively, of Metro Film Products, a California corporation. 2. That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors. Sn- of state 3. The Articles of Incorporation of this corporation are Amended by striking out Articles Five and Six which read as follows:

FIVE: Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sola or transfer-red shall first give notice in writing to the secretary of the corporation of his intention to sell or transfer such shares, said notice shall specify the number of shares to be sold or transferred, the. price’ per share and the terms upon which such holder intends to make such sale or transfer, tfhe secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other share -holders of record of this corporation. Such notice may be delivered to such shareholders personally or may be mailed to the last known addresses of such shareholders, as the same may appear on the books of this corporation. Within twenty (20) days after the wailing or delivery of said notice to such shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice, shall deliver by wail or otherwises to the secretary of this corporation, a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terras stated in such notice. If the total number of shares specified in such offers exceeds the number ot’ shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion Of the shares referred to in said notice to the secretary, as the number of shares of this corporation v/hich he holds bears to the total number of shares held by -2-

such shareholders offering to purchase the shares referred to in said notice to the secretary. If all of the shares referred to in said notice are not disposed of under such apportionment, the secretary shall immediately notify the offering shareholders that there are undisposed, of shares and such shareholders shall have five (5) days in, which to agree among themselves as to the purchase of such undisposed of shares and notify the secretary of such agreement. If. all of the shares referred to in the original notice are disposed of pursuant to the provisions of this Article FIVE, the secretary shall, within thirty (30) days after receipt of the original notice, notify the holder of the shares to be sold or transferred of the election of the other shareholders to purchase all, but nob less than all, o£ the shares to be sold or transferred. In the event the procedures specified in this Article fail to result in offers to purchase all of the shares to be sold or transferred, then the shareholder desiring to sell or transfer such shares may dispose of all of such shares of stock referred to in said notice to any person or persons he may desire within ninety (90) days after receipt of the original notice by the corporation; providedt however, that he shall not sell or transfer such -3-

shares at a lower price or on terms raore favourable to the purchasers or transferees than those specified in said notice, Any sale or transfer, or purported sale or transfer, of the shares of the corporation shall be null and void unless the terms, condition; and provisions of this Article five are strictly observed and followed SIX; Each shareholder or subscriber to the stock of this corporation shall be entitled to full preemptive or preferential rights, as such rights have heretofore been defined at common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation -4-

4. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the sole shareholder is the same as that set forth in Article 3 of this Certificate, That said written consent was signed, by the holder of all outstanding shares of the corporation. 5. This certificate shall become effective on filing Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Rochester, New vork on Augustota, 1988. By By of tho v ,j K. Robinson Assistant Secretary

A359254 CERTIFICATE OP AMENDMENT nr,T — OP vt 1 ARTICLES OP INCORPORATION OF METRO FILM PRODUCTS We, Joerg Agin the Chairman of the Board and J, K. Robinson the Assistant Secretary of Metro Film Products, a corporation duly organized and existing under the laws of the State of California, do hereby certify: 1. That they are the Chairman of the Board and the Assistant Secretary, respectively, of Metro Film Products, & California corporation, 2. That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors. 3. The amendment So approved by the Board of Directors is as follows: Article One of the Corporation’s Articles of Incorporation be amended so as to read as follows: ONE; The name of this corporation shall be PPC Inc. 4. That the sole shareholder has adopted said amendment by written consent. That the wording Of said amendment as approved by the written consent of the sole shareholder is the same as that set forth in Article 3 of this Certificate. That said written consent was signed by the holder of all outstanding shares of the corporation.

5. This certificate shall become effective on filing, Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed af Rochester, New York on October ‘ — 1988. ro J rg . Chairman of the Board JV K. Robijison Assistant secretary 2-